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                                                                   EXHIBIT 10(7)
                                 PROMISSORY NOTE

$5,000,000.00                                              Dated:   July 2, 1996
                                                              New York, New York

                  FOR VALUE RECEIVED, MOUNTAINEER PARK, INC., a West Virginia corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of MADELEINE LLC, a New York limited liability company (the "Lender") (i) the initial principal amount of FIVE MILLION DOLLARS ($5,000,000.00), or, the aggregate unpaid principal amount of the Loan (as defined in the Loan Agreement hereinafter referred to) made by the Lender to the Borrower, payable on the Maturity Date (as defined in the Loan Agreement), and (ii) interest on the unpaid principal amount of the Obligations (as defined in the Loan Agreement) under the Loan Agreement from the date such Loan is made until all such Obligations are paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

                  Notwithstanding any other provision of this Note, interest paid or becoming due hereunder or under the Loan Agreement, or any document or instrument executed in connection herewith or therewith, shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Madeleine LLC at 950 Third Avenue, New York, New York 10022,
Attention: Mr. Kevin Genda, or such other office as the Lender may designate.

                  The Loan made by the Lender to the Borrower pursuant to the Loan Agreement, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, indorsed on Schedule A attached hereto which is a part of this Note.

                  This Note is the Note referred to in the Term Loan Agreement dated as of July 2, 1996 (as amended or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, Winners Entertainment, Inc. and the Lender, and is entitled to the benefits of the Loan Agreement, the Deed of Trust and the Security Agreement as provided for therein. The Loan Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated Events of Default (as defined in the Loan Agreement), and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein. The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Note.

                  This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.

                                          MOUNTAINEER PARK, INC.


                                          By:  /s/ Edson R. Arneault
                                               -----------------------------
                                          Name:    Edson R. Arneault
                                          Title:   President